Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Research Frontiers Incorporated

Woodbury, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 14, 2019, relating to the consolidated financial statements of Research Frontiers Incorporated appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ BDO USA, LLP
BDO USA, LLP

Melville, New York

March 9, 2020